Exhibit 10.2

Execution Version

SERVICING AND ASSET MANAGEMENT AGREEMENT

Between

BRT REALTY TRUST

as Servicer and Asset Manager

and

BRTL LLC

 as Lender

Dated as of June 2, 2011

SERVICING AND ASSET MANAGEMENT AGREEMENT

THIS SERVICING AND ASSET MANAGEMENT AGREEMENT (this “Agreement”) is made as of June 2, 2011, between BRT REALTY TRUST, a business trust formed under and pursuant to the laws of the Commonwealth of Massachusetts (the “Servicer”), and BRTL LLC a Delaware limited liability company, as Lender (the “Lender”).

WHEREAS, Lender owns and/or intends to own certain mortgage loans (individually, a “Mortgage Loan” and collectively, the “Mortgage Loans” and together with all of the instruments and agreements now evidencing, securing, guarantying, or otherwise relating to a Mortgage Loans, the “Loan Documents”);

WHEREAS, Servicer and Lender desire that Servicer manage and service collection and administration of the Mortgage Loans identified by Lender from time to time subject to the terms hereof and the Loan Documents.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Lender and Servicer agree as follows:

ARTICLE I
SERVICING AND ASSET MANAGEMENT

Section 1.1              Appointment of Servicer as Servicer.  Servicer is hereby appointed to service, administer and collect all payments or proceeds with respect to all of the Mortgage Loans owned by Lender and identified by Lender from time to time in accordance with the terms hereof, Lender’s LLC Agreement and the terms of the Loan Documents.  Servicer shall have full power and authority, as required by and pursuant to the terms of the Loan Documents, but subject to the terms of Lender’s LLC Agreement, to do or cause to be done any and all things in connection with such servicing, administration and collection of each Mortgage Loan as may be necessary or desirable to conform to Accepted Servicing Practices and the terms of the Loan Documents, Lender’s LLC Agreement and this Agreement.  If there is any conflict between the terms of this Agreement and the Loan Documents with respect to the treatment of a Mortgage Loan, the terms of the Loan Documents shall govern.  If there is any conflict between the terms of this Agreement and Lender’s LLC Agreement, the terms of Lender’s LLC Agreement shall govern.  Any capitalized term not otherwise defined herein shall have the meaning as specified on Exhibit A.

Section 1.2              Documents Evidencing Assets.  Lender will provide to Servicer copies of each document evidencing a Mortgage Loan and the collateral and security therefor to be serviced by Servicer from time to time hereunder, together with such other documents as Servicer may reasonably request in order to perform its duties under this Agreement.  Servicer shall maintain physical or imaged possession of copies of all instruments or documents generated by or coming into the possession of Servicer that are required to document or service a Mortgage Loan.

Section 1.3              Duties of Servicer.  Servicer’s duties under this Agreement shall include the following:

(a)           Servicer shall undertake all commercially reasonable efforts in accordance with Accepted Servicing Practices to collect or otherwise realize upon a Mortgage Loan in accordance with, and as expressly permitted by the terms of the Loan Documents and Lender’s LLC Agreement.

(b)           Servicer shall maintain reasonable records with respect to a Mortgage Loan setting forth the status of a Mortgage Loan, the amount and application of any funds received on account of a Mortgage Loan, the amount of any advances made in collection of, or other realization upon a Mortgage Loan, in accordance with the terms of the Loan Documents.

(c)           All proceeds received from a Mortgage Loan shall either be deposited directly by the applicable Borrower pursuant to wire transfer into the account identified by Lender or delivered by the applicable Borrower by check to the Servicer.  Servicer shall deposit any proceeds or deliver any checks it may receive directly from a Borrower with respect to a Mortgage Loan into the applicable account identified by Lender for such Mortgage Loan within one (1) Business Day of receipt thereof.  Pending distribution to Lender, (i) any Mortgage Loan proceeds at any time held by Servicer or under Servicer’s direction and control shall be held in trust for the benefit of Lender and (ii) all interest in excess of bank service fees and charges shall be paid or credited to Servicer.  Each payment to Lender under this Section shall constitute a payment by the applicable Borrower to Lender in the amount of such payment, and any portion of a Mortgage Loan paid by any such payment to Servicer by or on behalf of the Borrower shall not be considered outstanding for any purpose after the date of its receipt by Servicer.  Servicer may not offset any amounts owed to it under this Agreement against any loan proceeds received by it from a Borrower.

(d)           Servicer shall monitor the payment of real estate taxes, insurance, and any other escrows or reserves, to the extent required by, and in accordance with the Loan Documents.  To the extent permitted under the terms of a Mortgage Loan, Servicer will manage escrow and reserve accounts including disbursement of payments to third parties on behalf of Lender and will perform periodic analyses of tax and insurance escrow accounts.  To the extent required with respect to any Mortgage Loan with future advances due to renovation or construction, Servicer shall manage draws of loan funds, determine loan balancing, oversee the construction manager and undertake such other rights of Lender under the Loan Documents with respect to such renovation or construction, in each case subject to approval by Lender to the extent required by Lender’s LLC Agreement.

(e)           Servicer shall provide covenant compliance, and at Lender’s direction, enforcement of such compliance as required by the Loan Documents.

(f)           If the Borrower fails to obtain or maintain the insurance Lender requires, Servicer, upon receipt of prior written approval and funds from Lender, shall obtain such insurance with respect to Mortgage Loan collateral and advance on behalf of such Borrower the premiums for such insurance at the direction of Lender.  Servicer shall not incur any costs in obtaining or maintaining such insurance.

(g)           In addition to the servicing functions described in clauses (a) through (f) above, Servicer will provide the normal scope of asset management services.  These services provide that Servicer manage all aspects of Lender’s interest to the extent permitted under the terms of the Loan Documents, subject to the terms of Lender’s LLC Agreement, including: (1) business plan and budget approval and monitoring, document enforcement and compliance, (2) sales contract compliance review, condo releases and distribution of sales proceeds per loan documents, and (3) to the extent request by Lender and at Lender’s cost, property inspection and valuation.

Servicer’s obligations under this Section 1.3, where applicable, shall be subject to receipt of funds from Lender in accordance with this Agreement.

Section 1.4             Servicing Standards.  Servicer shall administer services under this Agreement in accordance with the definition of “Accepted Servicing Practices”, the terms and conditions of the Loan Documents, Lender’s LLC Agreement and the terms and conditions of this Agreement.

Section 1.5              Power and Authority.  Servicer is hereby granted the full power and authority to conduct its obligations pursuant to and in adherence with the terms of the Loan Documents, Lender’s LLC Agreement and this Agreement, for and on behalf of Lender, as Lender (it being agreed that Servicer shall not take any actions hereunder which constitute Major Decisions (as defined in Lender’s LLC Agreement) under Lender’s LLC Agreement without the written instruction of Lender confirming that Servicer may take such action and that such action has been approved by the TL Member and the BRT Member in accordance with Lender’s LLC Agreement).  All actions taken hereunder by Servicer shall be performed in accordance with the terms of the Loan Documents.  If Servicer takes any action hereunder (or if Lender’s consent is required, upon receipt of Lender’s consent to any action and, if necessary, receipt of funds from Lender), such action shall be taken with respect to a Mortgage Loan by Servicer, as servicer for Lender and its participants, successors and/or assigns.  In the event Lender receives a request for consent and does not consent or object within five (5) Business Days of receipt of a request for such consent, Lender shall be deemed to not have consented to such matter.  If, pursuant to the terms of the Loan Documents, Servicer participates in any legal proceedings involving a Mortgage Loan, Servicer is authorized and empowered to execute and deliver in its name as servicer for Lender any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding; provided that any such participation shall be subject to the terms of Lender’s LLC Agreement.  Upon request, Lender shall furnish Servicer with any powers of attorney or other documents which Servicer may reasonably request in order to take such steps as Servicer deems necessary, appropriate or expedient to carry out its servicing, administration and collection activities under this Agreement and the Loan Documents.

Section 1.6             Legal Compliance.  Servicer shall perform all of its obligations under this Agreement in compliance in with all laws, rules and regulations applicable to it and the Mortgage Loans it is servicing hereunder, including, but not limited to, laws, rules and regulations governing debt collection practices and procedures.

Section 1.7              Non-Performance of the Loans and REO Property.  A Mortgage Loan shall be considered a “Specially Serviced Loan” for purposes of this Agreement when one or more of the events set forth in the definition of “Special Servicing Event” has occurred and is continuing with respect to such Mortgage Loan.  In addition, Lender, pursuant to the terms of the Loan Documents, may acquire the collateral securing the Mortgage Loans as a result of foreclosure, or by deed in lieu of foreclosure or walk-away guaranty (at which time the Property shall be known as an “REO Property”).  At the time a Mortgage Loan becomes either a Specially Serviced Loan or converts to an REO Property, Servicer and Lender shall mutually agree upon the scope of additional services to be performed not already provided for in this Agreement.  As used herein, the term “Special Servicing Event” shall mean, with respect to a Mortgage Loan, when any one of the following has occurred:  if (a) any payment of principal due thereunder is in default by more than sixty (60) days, (b) any payment of interest or other amount (other than principal) due thereunder is in default by more than sixty (60) days, (c) the Borrower with respect to such Mortgage Loan is in default with respect to any material financial or other covenants under the Loan Documents for such Mortgage Loan for a period of more than sixty (60) days, or such other criteria as may be identified by the Lender from time to time or (d) the Servicer determines pursuant to Accepted Servicing Practices, and the TL Member agrees in writing, that a Mortgage Loan is at risk of imminent default; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Loan: (i) with respect to clauses (a) and (b) above, when all past due principal and interest and all late charges, default interest and other amounts due under the Loan Documents have been paid and the applicable Mortgage Loan otherwise becomes a performing Mortgage Loan for at least sixty (60) consecutive days, in accordance with its terms;  (ii) with respect to clause (c) above, when such specified event has been remedied, cured or otherwise resolved and (iii) with respect to clause (d) above, when determined by Servicer and approved by the TL Member..

Section 1.8             Advances.  Servicer shall, in no event, be required to make any advances to protect a Mortgage Loan or the underlying collateral, including without limitation, taxes, insurance and assessments; attorneys’ fees; trustee’s fees, recording, filing and publication fees; title report and title search costs; court costs; witness fees; other costs incurred with respect to any foreclosure sale, trustee’s sale or acquisition in lieu of foreclosure, or with respect to the marketing, sale or disposition of a Mortgage Loan collateral; inspections, engineering surveys or environmental assessments; repair, restoration, maintenance or protection of a Mortgage Loan collateral (“Protective Advances”).  In the event Servicer decides to make any Protective Advance, such Protective Advance will only be made after Servicer has obtained the funds required to make such Protective Advances from Lender and Servicer has obtained written consent of Lender.  Lender shall be under no obligation to agree to any Protective Advances.  Servicer shall have no liability hereunder for failure to make Protective Advances due to Lender’s refusal or failure to fund the same.

SECTION II
SERVICING FEES; REIMBURSEMENT OF EXPENSES

Section 2.1             Servicing Fees. Lender shall pay an annual fee to Servicer, quarterly in arrears, equal to (A) one-half percent (1/2%) of the weighted average of the aggregate outstanding principal amounts of the Mortgage Loans (exclusive of any Specially Serviced Loans) during such Fiscal Quarter (provided that, for any Fiscal Quarter that is less than three full calendar months, the foregoing amount shall be pro rated based upon the length of such Fiscal Quarter compared to the corresponding three full calendar months) plus (B) one percent (1%) of the weighted average of the aggregate outstanding principal amounts of the Specially Serviced Loans (provided that, for any Fiscal Quarter that is less than three full calendar months, the foregoing amount shall be pro rated based upon the length of such Fiscal Quarter compared to the corresponding three full calendar months), if any. (the “Servicing Fee”).

Section 2.2             Costs.  Servicer shall only be required to incur costs, including of collection, in connection with its servicing, administration and collection activities with respect to a Mortgage Loan to the extent funds are received therefor from Lender, such funds to be provided by Lender in accordance with Lender’s LLC Agreement.

Section 2.3             Expenses of Servicer.  Servicer shall be responsible for payment of all overhead expenses of Servicer, salaries, wages or other compensation of employees of Servicer, as set forth in the Loan Documents.

SECTION III
ACCOUNTING, STATEMENTS AND REPORTS

Section 3.1             Books and Records.  Servicer shall keep satisfactory books and records pertaining to a Mortgage Loan and shall make periodic reports in accordance with this Section.  All such records and all Mortgage Loan documents, whether or not developed or originated by Servicer, reasonably required to document or properly administer a Mortgage Loan shall remain at all times the property of Lender, although Servicer shall be entitled to copies thereof.  Upon termination of this Agreement, Servicer shall deliver all such records and Mortgage Loan documents to Lender or its designee.

Section 3.2              Periodic Reporting.  Servicer shall provide to Lender the periodic reporting set forth in Section 4.09 of Lender’s LLC Agreement.

Section 3.3              Intentionally Omitted.

Section 3.4              Inspection Rights.  Servicer shall provide Lender, the TL Member, the BRT Member and their respective accountants or other representatives with free and unlimited access during normal business hours at Servicer’s offices upon reasonable prior notice to Servicer to, and the ability to make copies of, all books and records relating to the Mortgage Loans.

Section 3.5             Insurance.  Servicer shall maintain and provide evidence of its maintenance of insurance on all employees or others authorized by Servicer to handle Mortgage Loan funds, money, documents and papers, which insurance shall protect Servicer against losses arising out of theft, embezzlement, fraud, misplacement and other similar acts.  The TL Member agrees that the insurance maintained by Servicer in respect of the foregoing as of the date hereof is acceptable.  Any material changes to such insurance maintained by Servicer on the date hereof shall require the prior approval of the TL Member in its reasonable discretion.  Servicer shall deliver to TL Member evidence of renewal and maintenance of such insurance on an annual basis, provided that the failure to provide the same shall not be a default hereunder unless Servicer fails to deliver such evidence to TL Member within 10 days of TL Member’s request therefor.

SECTION IV
REPRESENTATIONS AND WARRANTIES

Section 4.1              Representations and Warranties of Servicer.  Servicer hereby represents and warrants to Lender the following:

(a)           Servicer is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.  Servicer has all requisite corporate power and authority to own and operate its properties, carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement.

(b)           The execution and delivery by Servicer of this Agreement and the other documents to which it is a party, and performance and compliance by Servicer with the terms of this Agreement and the other documents to which it is a party have been duly authorized by all necessary corporate action on the part of Servicer and will not violate Servicer’s declaration of trust or by-laws, or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Servicer is a party or by which it or its properties may be bound or affected.

(c)           This Agreement constitutes the valid, legal and binding obligation of Servicer, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)           Servicer agrees to comply with the terms and conditions of the Loan Documents, to the extent Servicer’s compliance is required thereunder, and pursuant to the terms thereof, subject to Lender’s consent if required per this Agreement and, if applicable, Lender providing funds.

Section 4.2              Representations and Warranties of Lender. Lender hereby represents and warrants to Servicer the following:

(a)           Lender is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business make such qualification necessary, except where the failure to be so qualified does not materially affect Lender’s business operations.  Lender has all requisite corporate power and authority to own and operate its properties, carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement.

(b)           The execution and delivery by Lender of this Agreement and the other documents to which it is a party and performance and compliance by Lender with the terms of this Agreement and the other documents to which it is a party have been duly authorized by all necessary corporate action on the part of Lender and will not violate Lender’s certificate of formation or limited liability company agreement, or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Lender is a party or by which it or its properties may be bound or affected.

(c)           This Agreement constitutes the valid, legal and binding obligation of Lender, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

SECTION V
TERMINATION; TRANSFER OF SERVICING

Section 5.1              Termination Events.  Any of the following acts or occurrences shall constitute a Termination Event under this Agreement (each, a “Termination Event”):

(a)           gross negligence, willful misconduct, bad faith or felony act on the part of Servicer; or

(b)          any failure on the part of Servicer to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by the TL Member on behalf of Lender; provided, however, that if such covenant or agreement is capable of being cured and Servicer is diligently pursuing such cure such thirty (30) day period shall be extended for an additional forty-five (45) days; or

(c)          any breach on the part of Servicer of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of Lender and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to Servicer by the TL Member on behalf of Lender; provided, however, that if such breach is capable of being cured and Sub-Servicer is diligently pursuing such cure such thirty (30) day period shall be extended for an additional forty-five (45) days; or

(d)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(e)           Servicer or Initial Servicer (if different from Servicer) shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(f)           Servicer or Initial Servicer (if different from Servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute or make an assignment for the benefit of its creditors; or

(g)          a determination by the TL Member in its reasonable discretion that the Servicer is no longer capable of performing its services under this Agreement due to a material financial deterioration of the Servicer or Initial Servicer (if different from Servicer),

(h)          upon receipt from a Borrower, any failure by Servicer to deposit into, or to remit to Lender for deposit on a timely basis, any amount required to be so deposited or remitted under this Agreement; provided, however, that the failure by Servicer to deposit or remit amounts shall not constitute a Termination Event unless (i) any such failure (x) continues unremedied for one (1) Business Day following the date on which written notice of such failure is provided, (ii) any such failure occurs more than once in any period of twelve (12) consecutive months or (ii) any such late deposit is not accompanied by payment by Servicer (from its own funds without reimbursement therefor) of interest on the amount of such late deposit or remittance accrued at an annual rate equal to the Prime Rate (as defined below), as in effect from time to time, for the day on which Servicer was required to make such deposit, and the Prime Rate as in effect from time to time plus three percentage points (3%), for each day thereafter until the date on which Sub-Servicer actually makes such deposit or remittance.  For purposes of the preceding sentence, “Prime Rate” shall mean a rate equal to the “Prime Rate” published in the “Money Rates” section in the New York edition of The Wall Street Journal on or before the related date of calculation, or, if more than one such rate is set forth therein, the highest of such rates (and any change in such rate shall be effective on the date on which such rate(s) are so published); or

(i)            the BRT Member is removed as the Managing Member under Lender’s LLC Agreement.

Section 5.2              Termination by Lender; Removal of Servicer.

(a)          Immediately upon the occurrence of a Termination Event, the TL Member on behalf of Lender upon ten days (10) written notice (the “Termination Notice”) to Servicer, may terminate this Agreement, whereupon Servicer shall be removed from its duties and obligations as Servicer under this Agreement and the TL Member shall appoint a replacement servicer in its sole discretion to service, manage, and collect such a Mortgage Loans.

(b)          Upon the termination of Lender’s limited liability company agreement and final liquidation of all of Lender’s assets, this Agreement shall automatically terminate, whereupon Servicer shall be removed from its duties and obligations as Servicer under this Agreement.

Section 5.3              Effect of Termination by Lender.  Upon termination of this Agreement pursuant to Section 5.2, Servicer shall not be entitled to any Servicing Fee after the date of termination of this Agreement and/or transfer to the replacement servicer other than fees due to Servicer under this Agreement, but shall be entitled to Servicing Fees which accrued prior to the date of termination and/or transfer to a replacement servicer and any administrative fees and costs incurred by Servicer in transferring to a replacement servicer or incurred by Servicer hereunder prior to the transfer of servicing to be paid within thirty (30) days of such termination and/or transfer.  Upon termination of this Agreement and/or transfer to a replacement servicer, Servicer shall promptly deliver or cause to be delivered to the replacement servicer all books and records that Servicer has maintained with respect to the Mortgage Loans, including, without limitation, all Loan Documents then in Servicer’s possession.  Any Mortgage Loan proceeds received by Servicer with respect to a Mortgage Loan after removal of Servicer hereunder shall be remitted directly and within one (1) Business Day to the replacement servicer or Lender.  Servicer agrees to cooperate with any replacement servicer in effecting the termination of Servicer’s servicing responsibilities and rights under this Agreement and shall promptly provide such replacement servicer with all documents and records reasonably requested by it to enable it to assume Servicer’s functions hereunder.

Section 5.4             Term.   Unless terminated pursuant to Section 5, or unless otherwise agreed upon in writing by the parties, this Agreement shall continue for a Mortgage Loan until a Mortgage Loan is fully paid, liquidated, or otherwise resolved.

SECTION VI
INTENTIONALLY OMITTED

SECTION VII
INDEMNIFICATION AND LIABILITY

Section 7.1              Indemnification for Third Party Claims.   Each of Servicer and Lender (each an “Indemnitor”) shall indemnify and hold harmless the other, its directors, officers, employees and agents from any third party claims arising from its gross negligence or willful misconduct or failure to comply with Accepted Servicing Practices (as defined in the Loan Documents) or applicable law.

Section 7.2              Liability.  Servicer and any officer, employee or agent may rely in good faith on any document of any kind, which is in its good faith belief properly executed and submitted by any person with respect to matters hereunder.

SECTION VIII
MISCELLANEOUS

Section 8.1              Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 8.2              Notices. All notices, demands, requests, consents, approvals or other communications (each of the foregoing, a “Notice”) required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to any party shall be in writing and shall be (a) personally delivered, (b) sent by both registered or certified mail, postage prepaid and return receipt requested, and regular first class mail, (c) sent both by facsimile transmission with receipt of transmission confirmed electronically or by telephone and by regular first class mail, or (d) sent by reputable overnight courier service with charges prepaid and delivery confirmed, to the intended recipient at its respective address as set forth below; provided, however, that, if a party sending any Notice has received written notice in accordance with this Section 8.2 of a more recent address for any intended recipient referred to below, any Notice to such intended recipient shall be delivered or sent to it at the most recent address of which such Party has received such a notice:

If to Lender:

BRTL LLC
c/o BRT Realty Trust
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Attn:  Jeffrey A. Gould, President
Facsimile number:  (516) 773-2770

With copies to the TL Member and the BRT Member at the addresses set forth in Lender’s LLC Agreement.

If to Servicer:

BRT Realty Trust
60 Cutter Mill Road, Suite 303
Great Neck, New York 11021
Attn:  Mark Lundy, Senior Vice President, and David Kalish
Facsimile number:  (516) 684-4903 and (516) 773-2778

With a copy to:

Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attention: Philip L. Sharfstein, Esq.
Facsimile: (516) 622-9212

Any Notice delivered or sent as provided above shall be deemed given when so delivered or sent and shall be deemed received (a) when personally delivered, (b) three (3) Business Days after being mailed as above provided, (c) when sent by facsimile transmission as above provided, or (d) one (1) Business Day after being sent by courier as above provided; provided, however, that any Notice specifying a new address to which any Notice shall be sent shall be deemed received only when actually received; and provided further that any Notice that is personally delivered after 4 PM or is sent by facsimile after 4 PM shall be deemed to have been delivered on the next Business Day.

Section 8.3              Counterparts.  A party to this Agreement may deliver executed signature pages to this Agreement by facsimile transmission or electronic mail attachment to any other parties, which facsimile copy or electronic mail attachment shall be deemed to be an original executed signature page; provided, however, that such party shall deliver an original signature page to the other ppromptly thereafter.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

Section 8.4              Governing Law; Waiver of Jury Trial.

(a)          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  Any dispute arising hereunder or related to this Agreement shall be resolved in the federal court sitting in New York, New York, and Lender and Servicer hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such federal court.

(b)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

Section 8.5              Amendments.  This Agreement may be amended from time to time by a written instrument signed by Servicer and Lender and no waiver of any of the terms hereof by any party shall be effective unless it is in writing and signed by the other parties.

Section 8.6              Headings Descriptive.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.7              General Definitional Provisions.

(a)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, appendix and exhibit references are to this Agreement, unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

Section 8.8              Judicial Interpretation.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

Section 8.9              Integration.  The Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof as of the date hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

Section 8.10.             Successors and Assigns; No Third Party Beneficiary.  This Agreement and the provisions hereof shall be binding upon and enforceable against each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns, except that Servicer shall not be permitted to assign any of its rights or obligations under this Agreement without the prior written consent of the TL Member to be granted or withheld in its sole discretion, except that Servicer may assign its rights and obligations to a wholly-owned Affiliate subject to the TL Member’s consent not to be unreasonably withheld.  Except for the TL Member under and in accordance with this Section 8.10 and Sections 1.7, 3.5 and V, this Agreement is not intended to confer any rights or benefits on any persons other than the parties hereto and their respective successors and permitted assigns.

Section 8.11.             Lender’s LLC Agreement.  Servicer acknowledges that it has received a copy of Lender’s LLC Agreement.

Section 8.12.            Arbitration.  Any claim, dispute or controversy arising under this Agreement shall be resolved pursuant to the procedure set forth in Article XIII of Lender’s LLC Agreement and such provision is hereby incorporated herein by reference, mutatis mutandis, with such changes as may be necessary to reflect the different parties to this Agreement and to delete references to “Major Decisions”.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their authorized officer as of the day and year first above written.

LENDER: BRTL LLC By: BRT Torch Member LLC, its managing member By: /s/ Mark H. Lundy Name: Mark H. Lundy Title: Senior Vice President	SERVICER: BRT REALTY TRUST By: /s/ Mark H. Lundy Name: Mark H. Lundy Title: Senior Vice President

ACKNOWLEDGED AND AGREED TO FOR PURPOSES OF LENDER’S LLC AGREEMENT:

BRT TORCH MEMBER LLC

By: /s/ Mark H. Lundy
       Name: Mark H. Lundy
       Title:  Senior Vice President

DEBT OPPORTUNITY FUND III, LLC

By: /s/ Trevor Rozowsky
       Name: Trevor Rozowsky
       Title:  Managing Director

Exhibit A
Certain Definitions

 “Accepted Servicing Practices” shall mean the obligation of Servicer to service and administer the Mortgage Loans solely in the best interests and for the benefit of Lender, exercising the same care, skill, prudence, diligence and practices which Servicer utilizes for loans which Servicer or its Affiliate owns for its own account, in each case, acting in accordance with applicable law, the terms of this Agreement and the Loan Documents and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans, but without regard to:

1. any relationship that Servicer or any Affiliate of Servicer may have with the Borrower or any Affiliates of the Borrower;

2. the ownership of any interest in any Mortgage Loan by Servicer or any Affiliate of Servicer;

3. the ownership of any junior indebtedness with respect to any Property by Servicer or any Affiliate of Servicer;

4. Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction; or

5. the ownership, or servicing or management for others, by Servicer or any sub-servicer, of any other mortgage loans or properties.

“Affiliate” means, with respect to any specified Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (b) any individual who is an executive or other senior officer, general partner, manager or managing member (or Person serving in a similar capacity) of or with such specified Person or of any other Person described in clause (a) of this definition or (c) any other Person directly or indirectly controlling, controlled by, or under common control with any individual or groups of individuals described in clause (b) of this definition.

“BRT Member” means BRT Torch Member LLC.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Fiscal Quarter” means a three-month period commencing on January 1st, April 1st, July 1st or October 1st, as the case may be.

“Initial Servicer” means BRT Realty Trust.

“Lender’s LLC Agreement” means that certain Limited Liability Company Agreement of BRTL LLC dated as of the date hereof between the TL Member and the BRT Member.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.

“TL Member” means Debt Opportunity Fund III, LLC, a Delaware limited liability company.